Exhibit 99.1
Enovix Appoints Veteran Semiconductor Leader J. Daniel “Dan” McCranie to its Board of Directors

FREMONT, Calif., August 14, 2025 -- Enovix Corporation (Nasdaq: ENVX, ENVXW) (“Company” or “Enovix”), a leader in advanced silicon battery technology, today announced the appointment of J. Daniel “Dan” McCranie to its Board of Directors (the “Board”), effective August 12, 2025. This appointment expands the Board to eight directors, six of whom are independent.

McCranie brings more than three decades of public-company board governance and operating leadership across the semiconductor and technology sectors. He served as Chairman of the Board of onsemi (Nasdaq: ON) after joining its Board in 2001 and his election to Chairman in 2002, guiding the company through strategic realignment and multiple board refreshes. He has also served as Non-Executive Chairman of Freescale Semiconductor and held chair and director roles at 10 technology companies including Cadence, Virage Logic, Actel, Xicor, California Micro Devices, Mentor Graphics, and Cypress Semiconductor, where he also previously served as EVP of Sales & Marketing. McCranie is currently a director of SunPower Corporation and serves as Chair of its Compensation Committee. He is also currently the EVP of Sales for SunPower.

“Dan is a high-impact operator and board leader with deep experience scaling complex technology businesses,” said Raj Talluri, President and Chief Executive Officer of Enovix. “His track record at onsemi and other global semiconductor companies adds immediate strength to our board as we expand commercialization and manufacturing.”

“I’m excited to join Enovix at this pivotal moment,” said Dan McCranie. “The company’s silicon-anode architecture and manufacturing approach position Enovix to deliver step-function performance gains. I look forward to working with Raj and the Board to help accelerate execution.”

About Dan McCranie
McCranie has held senior leadership and governance roles across the semiconductor ecosystem, including Chairman, onsemi; Non-Executive Chairman, Freescale Semiconductor; Executive Chairman, Virage Logic; director roles at Mentor Graphics, Actel, Xicor, California Micro Devices, and Cypress Semiconductor; and EVP, Sales & Marketing, Cypress Semiconductor. He currently serves as EVP of Sales at SunPower Corporation, as a member of the SunPower Board, and as Chair of its Compensation Committee.

About Enovix Corporation
Enovix is a leader in advancing lithium-ion battery technology with its proprietary cell architecture designed to deliver higher energy density and improved safety. The Company’s breakthrough silicon-anode batteries are engineered to power a wide range of devices from wearable electronics and mobile communications to industrial and electric vehicle applications. Enovix’s technology enables longer battery life and faster charging, supporting the growing global demand for high-performance energy storage. Enovix holds a robust portfolio of issued and pending patents covering its core battery design and manufacturing process.

Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia. For more information visit https://enovix.com and follow us on LinkedIn.

Forward‐Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, about us, the Warrants and our business that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s future performance, commercialization plans and manufacturing activities, and the effectiveness of our Board. Actual results and outcomes could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, those risks and uncertainties and other potential factors set forth in our filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. For a full discussion of these risks, please refer to Enovix’s filings with the SEC, including its most recent Form 10-K and Form 10-Q, available at https://ir.enovix.com and www.sec.gov. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
Robert Lahey
ir@enovix.com

Chief Financial Officer:
Ryan Benton
ryan.benton@enovix.com

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